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                                                                    Exhibit 23.3

                        CONSENT OF KPMG PEAT MARWICK LLP

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-4 (No. 333-    ) and the related Proxy
Statement and Prospectus of Public Storage Properties XI, Inc. and to the use of our report dated February 14, 1997 with respect to the combined statement of revenues and certain operating expenses of the Acquiport Properties included in the Registration Statement and related Proxy Statement and Prospectus.



                                 /s/ KPMG PEAT MARWICK LLP
Atlanta, Georgia
February 2, 1998